                     AGREEMENT OF REINSURANCE AND ASSUMPTION
                     ---------------------------------------

     THIS AGREEMENT is made and entered into effective December 30, 1996 (the "Effective Date") by and among Rockwood Casualty Insurance Company, a Pennsylvania insurance company with its home office located at 654 Main Street, Rockwood, Pennsylvania 15557 (hereinafter called "Rockwood") and Premier Auto Insurance Company, f/k/a Somerset Casualty Insurance Company, a Pennsylvania insurance company with its home office located at 502 West Office Center Drive, Suite 100, Fort Washington, Pennsylvania 19034 (hereinafter called "Premier").

                              W I T N E S S E T H:

     WHEREAS, Rockwood is a duly licensed insurance company in the Commonwealth of Pennsylvania, authorized to issue property and casualty insurance coverages, including private passenger automobile insurance; and,

     WHEREAS, Rockwood is admitted in and authorized to issue private passenger automobile insurance in the State of West Virginia; and

     WHEREAS, Rockwood issued private passenger automobile policies to various insureds in the Commonwealth of Pennsylvania (the "Pennsylvania Policies") and in the State of West Virginia (the "West Virginia Policies") on or before December 31, 1996 (collectively the "Reinsured Policies"); and

     WHEREAS, Premier is a duly licensed insurance company in the Commonwealth of Pennsylvania authorized to issue property and casualty insurance, including private passenger automobile insurance policies; and,

     WHEREAS, Premier desires to assume Rockwood's Pennsylvania Policies and reinsure Rockwood's West Virginia Policies and Rockwood desires to transfer its liabilities under the Reinsured Policies to Premier pursuant to an Agreement of Reinsurance and Assumption; and,

     NOW, THEREFORE, in consideration of the foregoing and the provisions hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

     1. Transfer and Assumption of Rights and Liabilities of the Reinsured Policies to Premier.

     (a) Rockwood hereby transfers and assigns to Premier all of Rockwood's rights and liabilities under the Reinsured Policies including all residual market obligations incurred by Rockwood arising from premiums received on the Pennsylvania

Policies. Premier will contact the Pennsylvania Assigned Risk Plan and inform the Plan that Premier has assumed Rockwood's obligations to the Plan and ask the

Plan to assign all of Rockwood's assignments to Premier. Any Reinsured Policy renewed by Premier after the Effective Date of this Agreement shall be the sole obligation of Premier and shall not be a Reinsured Policy for purposes of this Agreement for any right or obligation arising subsequent to the renewal date.

     (b) Premier hereby assumes all existing and future rights and obligations of Rockwood under the Pennsylvania Policies, including the right and obligation to renew, terminate or cancel the Reinsured Policies, with the same effect as if the Pennsylvania Policies had been originally issued by Premier and hereby covenants to Rockwood that it shall fully satisfy all obligations owing under the Pennsylvania Policies. It is the intention of the parties hereto that Premier's assumption of Rockwood's rights and obligations under the Pennsylvania Policies is absolute and unconditional and that Rockwood shall have no further rights or obligations under the Pennsylvania Policies. Premier also hereby assumes all obligations for servicing the Pennsylvania Policies, including but not limited to the defense and direct payment of claims, the collection of premiums, and the management of agency and policyholder relations.

     (c) Premier hereby reinsures all existing and future obligation of Rockwood under the West Virginia Policies and Premier hereby covenants to Rockwood that it shall fully satisfy all obligations owing under the West Virginia Policies. Premier also hereby assumes all obligations for servicing the West Virginia Policies, including but not limited to the defense and direct payment of claims, the collection of premiums, and the management of agency and policyholder relations.

     (d) On the Effective Date, Rockwood shall transfer to Premier, subject to Premier's obligation to establish and fund the Collateral Account under the terms and conditions set forth in Paragraph 7 (b) hereof, one hundred percent (100%) of the Gross Premiums for the Reinsured Policies, less claims and expenses paid under the Reinsured Policies through the Effective Date.

     (e) Premier hereby agrees to reimburse Rockwood for all obligations to agents who produced the Reinsured Policies pursuant to profit sharing agreements with Rockwood and all residual market obligations of Rockwood arising from premium received on the Reinsured Policies.

     (f) Premier will offer agency agreements to all appointed Rockwood agents writing personal passenger automobile business which agreements shall contain substantially the same terms and conditions as their Rockwood contracts. Premier shall reimburse Rockwood for any commission obligations arising out of its termination of its personal passenger automobile agents.

     (g) Rockwood shall deliver to Premier originals or copies of all files and other documents, if any, maintained by Rockwood with respect to the Reinsured Policies, and Rockwood shall deliver to Premier any notices of claim and such other documentation or communications respecting the Reinsured Policies assumed by Premier received by Rockwood subsequent to the Effective Date of this Agreement promptly upon receipt thereof.


     (h) Rockwood hereby assigns and agrees to promptly remit to Premier any and all premiums collected by Rockwood on the Reinsured Policies.

     (i) Premier shall issue an assumption certificate to each Pennsylvania Policy on or before the Effective Date in substantially the form attached hereto as Exhibit "A" or such form as approved by the Pennsylvania Insurance Department. At the same time, Premier shall send a Request for Consent for Transfer to each Pennsylvania Policyholder in the form attached hereto as Exhibit "B".

     (j) In order to facilitate a smooth transition for this assumption, Rockwood shall deliver to Premier all materials and information necessary for the administration of the Reinsured Policies and all pending and closed claims on the Effective Date or such sooner date as the parties may agree to.

     (k) Rockwood and Premier agree to cooperate in obtaining all appropriate consents or approvals of insurance regulatory authorities with respect to this Agreement.

     (l) Premier acknowledges that it is not authorized by this Agreement or otherwise to issue any policy forms which bear Rockwood's name or logo provided, however, that Premier may fulfill requests for duplicate certificates or policies with Rockwood's forms accompanied by an explanation that Premier is the assuming reinsurer.

     2. Definitions

     A. The term Accident Year as used in this Agreement shall mean those Reinsured Policies with an inception, renewal or anniversary date during the twelve (12) months commencing each January 1, and all premium attributable to, and all losses arising out of such Reinsured Policies from such inception, renewal or anniversary date until expiration, cancellation, or next anniversary, whichever occurs first, will be ascribed to the accident year.

     B. The term Reinsured Policy as used in this Agreement shall mean any binder, policy, certificate or contract of insurance issued, accepted or held, covered provisionally or otherwise, by or on behalf of Rockwood which results in private passenger automobile insurance.

     C. The term Gross Premium as used in this Agreement shall mean all of the premiums and any other fees as received by the Company from policyholders on account of the Reinsured Policies, less returns and adjustments.

     D. The term Allocated Loss Adjustment Expense as used in this Agreement shall mean all costs and expenses allocable to a specific claim that are incurred in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including post-judgment interest and pre-judgment interest and shall be in addition to the limit of liability hereon. However, allocated loss adjustment expense does not include unallocated claim expenses such as salaries and expenses of employees, office and overhead expenses.

     3. Effective Date.

     The Effective Date of the transaction contemplated in this Agreement shall be 12:01 a.m. on December 31, 1996.

     4. Conditions Precedent

     The obligations of Rockwood and Premier hereunder are subject to the prior satisfaction of each of the following conditions precedent:

     (a) Premier shall have obtained the written consent of the Commissioner of the Pennsylvania Insurance Department and the Department of Insurance of any state in which a Reinsured Policy was issued to the transfer and assumption and to the consent form attached hereto as Exhibit "B".

     (b) Rockwood shall have transferred to Premier all funds agreed to herein.

     (c) Premier shall have established and funded the Collateral Account as set forth in Paragraph 7 (b) herein.

     5. Representations and Warranties.

     Rockwood and Premier warrant that each is authorized to enter into the arrangement described in this Agreement. Rockwood represents that none of its agency contracts with agents writing personal passenger automobile insurance has been in existence for more than four years.

     6. Extra Contractual Obligations.

     Premier specifically agreed and acknowledges that it has assumed responsibility for any extra contractual obligation, including punitive damages and loss in excess of policy limits, incurred by Rockwood arising out of the Reinsured Policies. Extra Contractual Obligations are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim under the Reinsured Policies, such liabilities arising because of, but not limited to, the following: failure by Rockwood or Premier to settle within policy limits, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of any appeal upon such action or for any other action for which Rockwood is deemed to be liable whether or not such loss is covered by or within the limits of the Reinsured Policies.

     The date on which any extra contractual obligation is incurred by Rockwood shall be deemed, in all circumstances, to be the date of the original loss.

     This Paragraph shall not apply where the loss has been incurred due to a fraud of a member of the Board of Directors or a corporate officer of Rockwood acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder, committed subsequent to December 31, 1996.

     7. Indemnification.

     (a) Premier agrees to defend, indemnify and hold harmless Rockwood, its officers, directors, agents, employees and affiliates from and against any and all liability, costs, damages and expense, including reasonable attorneys' fees, incurred in connection with any and all claims or actions by any party against Rockwood based upon, arising out of, or related to the Reinsured Policies including Extra Contractual Obligations as set forth in Paragraph 6 hereof.

     (b) Premier shall deposit with Rockwood on the Effective Date an amount equal to one hundred percent (100&) of the unearned Gross Premium and eighty percent (80%) of the earned Gross Premium on the Reinsured Policies ("Collateral Account"). The Collateral Account shall be held by Rockwood in a segregated, interest bearing account which shall be under the exclusive control of Rockwood but which shall be owned by Premier.

     (c) The funds held in the Collateral Account may not be used by Rockwood for any purpose except for: (1) payments to Premier as set forth in Paragraph

7(e); or (2) in the event that Premier shall fail to perform its obligations under this Agreement, for the payment of losses, allocated loss adjustment expenses and unearned premiums liabilities, in connection with the Reinsured Policies.

     (d) Within forty five (5) days following the end of each calendar quarter, Premier will render an accounting to Rockwood for the Reinsured Policies by Accident Year. The report will include written premiums, earned and unearned premiums, losses and allocated loss adjustment expense paid and an actuarial evaluation of losses and allocated loss adjustment expenses by Accident Year ("Quarterly Accounting"). If any Quarterly Accounting indicates that unpaid losses, including incurred by not reported losses, exceed the amounts held in the Collateral Account, Premier shall within ten (10) days of the Quarterly Accounting, deposit into the Collateral Account cash in the amount of the difference between the total unpaid losses and the amount in the Collateral Account.

     (e) Within fifteen (15) days following the end of each calendar quarter, Premier shall file with Rockwood a quarterly statement of (1) the losses and allocated loss adjustment expenses paid during the prior quarter and (2) the amount of premium which was earned during the prior quarter ("Quarterly Statement"). Within fifteen (15) days of receipt of the Quarterly Statement, Rockwood shall release to Premier from the Collateral Account: (1) an amount equal to the loss and allocated loss adjustment expense paid by Premier during the prior quarter; (2) twenty percent (20%) of the amount of premium which became earned during the prior quarter; and (3) the amount of reserves held on any Pennsylvania Policy where the policyholder has executed a Consent in the form set forth in Exhibit "B" hereto.

     (f) Premier agrees to defend, indemnify and hold harmless Rockwood from any and all damages, claims, demands, liabilities or expenses (including, without limitation court costs and attorneys' fees) (collectively, "Liabilities") which Rockwood may suffer or incur resulting from, related to or arising out of any Liabilities arising out of this Agreement of Reinsurance and Assumption and the assumption certificates issued pursuant thereto including, but not limited to primary liabilities and residual liabilities.

     (g) The representations, warranties, and agreements of the parties contained in this Agreement shall survive the transfer on the Effective Date of the rights and obligations under the Reinsured Policies. The indemnification provisions set forth herein are not intended as exclusive remedies. Each party shall have the right to pursue such legal or equitable remedies as may be available for any breach of this Agreement.

     (h) If Rockwood learns of any matter for which it asserts Premier is liable under this Paragraph, Rockwood shall promptly notify Premier in writing of the existence of such matter. Premier shall have the obligation at its sole expense and in the name of Rockwood to contest any matter involving a third party for which indemnification or defense has been sought by Rockwood. As requested by Premier, Rockwood shall cooperate with Premier in such contest provided any expenditures incurred in such cooperation shall be paid by Premier. If Premier does not serve on Rockwood a written notice of its intention to defend or does not commence to contest any matter within twenty days after receipt of notice from Rockwood of the existence of such matter or if Premier disputes it is liable to Rockwood for any such sum, Rockwood shall have full right and power to defend or otherwise deal with and dispose of the matter and to receive indemnification therefor from Premier. Rockwood shall not pay or otherwise settle, compromise or deal with any matter for which Premier may be liable for indemnification under this Paragraph so long as Premier is contesting the matter in good faith pursuant to this Agreement, and no final judgment has been entered against Rockwood.

     (i) Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, including, without limitation, any claim that this Agreement or any part hereof is invalid, illegal or otherwise voidable or void, shall be submitted to binding arbitration in Harrisburg, Pennsylvania in accordance with the rules of the American Arbitration Association, and any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     8. Inspection

     Premier shall place at the disposal of Rockwood at all reasonable times, and Rockwood shall have the right to inspect, through its authorized representatives, all books, records and papers of Premier in connection with Premier's service of the Reinsured Policies. Rockwood shall place at the disposal of Premier at all reasonable times, and Premier shall have the right to inspect, through its authorized representatives, all books, records, and papers of Rockwood in connection with the Reinsured Policies.

     9. Insolvency

     In the event of the insolvency of Rockwood, Premier agrees that its obligations hereunder are payable directly to Rockwood or to its statutory rehabilitator or liquidator without diminution because of Rockwood's insolvency.

     10. General.

     (a) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law thereof.

     (b) Further Assurances. The parties hereto agree to execute and deliver any and all papers and documents necessary to complete the transactions contemplated hereby.

     (c) Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this

Agreement and all rights hereunder may not be assigned by any party hereto without the written consent of the other party.

     (d) Exhibits. All of the Exhibits attached to this Agreement are hereby incorporated herein and made a part hereof.

     (e) Entire Agreement. This Agreement contains the entire agreement among the parties hereto and there are no agreements, representations or warranties which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be amended or revised except by a writing signed by all parties hereto. No representation, promise, inducement or statement of intention has been made by any party hereto other than as set forth in the Agreement.

     (f) Inspection. Either party shall have the right at any reasonable time, to inspect at the office of the other party, all books and documents relating to the Reinsured Policies.

     (g) Severability. Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

     (h) Currency. The currency to be used for all purposes of this Agreement shall be United States of America currency.

     (i) Notices. Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be sent for overnight delivery through Federal Express, Express Mail or United Parcel Service.

     TO ROCKWOOD:    John P. Yediny
                     Rockwood Casualty Insurance Company
                     654 Main Street
                     Rockwood, Pennsylvania 15557

     TO PREMIER:     Charles M. Lederman
                     Premier Auto Insurance Company
                     502 West Office Center Drive
                     Suite 100
                     Fort Washington, Pennsylvania 19034

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement on the date(s) stated below.

ROCKWOOD CASUALTY INSURANCE                       PREMIER AUTO INSURANCE
COMPANY                                           COMPANY



By:_________________________________              By:___________________________

Title:______________________________              Title:________________________

Date:_______________________________              Date:_________________________

                                IMPORTANT NOTICE
                         -------------------------------

This Certificate forms a part of your policy as a policyholder of Rockwood Casualty Insurance Company and should be attached thereto.

                            CERTIFICATE OF ASSUMPTION

                  --------------------------------------------
                             This Is To Certify That
                                 This Policy Of

                       Rockwood Casualty Insurance Company

                            Policy No.______________

                               Has Been Assumed By

                         Premier Auto Insurance Company
                     502 West Office Center Drive, Suite 100
                       Fort Washington, Pennsylvania 19034

Premier Auto Insurance Company has taken responsibility for and agreed to carry out all of the obligations of your personal passenger automobile policy with Rockwood Casualty Insurance Company.

The transfer of responsibility to Premier was completed following the approval of the Insurance Department of the Commonwealth of Pennsylvania.

All premiums now or hereafter due on this policy, requests for service, claims or any other correspondence should be sent to Premier Auto Insurance Company or to your agent.

IN WITNESS WHEREOF, Premier Auto Insurance Company has caused this Certificate of Assumption to be executed on this ______ day of _________________, 1997.


-------------------------------            -------------------------------------
PRESIDENT                                  PRESIDENT
ROCKWOOD CASUALTY INSURANCE CO.            PREMIER AUTO INSURANCE CO.
654 Main Street                            509 West Office Center Dr., Suite 100
Rockwood, Pennsylvania 15557               Fort Washington, Pennsylvania 19034

FORM NO.________________

                                  EXHIBIT "A "

          IMPORTANT: THIS DOCUMENT CONTAINS INFORMATION REGARDING YOUR
                   CONTRACT RIGHTS. PLEASE READ IT CAREFULLY.
          ------------------------------------------------------------
                    REQUEST FOR CONSENT TO TRANSFER OF POLICY
          ------------------------------------------------------------

Premier Auto Insurance Company ("Premier") has agreed to replace the Rockwood Casualty Insurance Company ("Rockwood") as your insurer under Policy No(s). _________ effective on ______________ (date). Premier is a duly licensed insurance company in the Commonwealth of Pennsylvania authorized to issue private passenger automobile insurance policies as of ___________________

(date). Premier's principal place of business is 502 West Office Center Drive, Suite 100, Fort Washington, Pennsylvania 19034.

There will be no change in the terms and conditions of your policy as a result of a transfer between Rockwood and Premier.

                                   Your Rights
                                   -----------

You may choose to accept or reject the transfer of your policy to Premier. If you want your policy transferred to Premier, you should sign and date this consent and return it in the enclosed preaddressed, postage-paid envelope. If you do not wish to consent to the transfer of your policy to Premier, you may keep your policy with Rockwood until its renewal date. Regardless of whether or not you accept the transfer, your policy will be serviced by Premier and all further premium payments, claims inquiries or other policy services should be directed to Premier at the address noted above or through its qualified agents. In addition, whether or not you accept or reject the transfer, at its annual renewal, your policy will be terminated by Rockwood and a new policy will be offered to you by Premier.

                               Effect of Transfer
                               ------------------

If you accept this transfer, Premier Auto Insurance Company will be your insurer. It will have direct responsibility to you for the payment of all claims, benefits and for all other policy obligations, both past and future. Rockwood Casualty Insurance Company will be released of all of its obligations to you under the policies.

If you have any further questions about this agreement, you may contact either Premier or your agent.

Sincerely,


------------------------------------           ---------------------------------
Rockwood Casualty Insurance Company            Premier Auto Insurance Company

                    REQUEST FOR CONSENT TO TRANSFER OF POLICY
    ------------------------------------------------------------------------


Yes, I accept the transfer of my automobile insurance policy, Policy No(s). _______________ from Rockwood Casualty Insurance Company to Premier Auto Insurance Company and I understand that this transfer replaces Rockwood with Premier in regard to any and all obligations under the policies.



(Date)_________________________          (Signature)____________________________

                                         FOR:

                                         ---------------------------------------
                                                  (Name of Policyholder)